POWER OF ATTORNEY
Know all by these presents, that the undersigned
hereby makes, constitutes and appoints Michael Butt,
John Charman, Andrew Cook and Carol S. Rivers, and
each of them, as the undersigned's true and lawful
attorneys-in-fact, with full power and authority as
hereinafter described on behalf of and in the name,
place and stead of the undersigned to:
(1)	prepare, execute, acknowledge, deliver and file
Forms 3, 4, and 5 (including any amendments thereto)
with respect to the securities of AXIS Capital
Holdings Limited, a Bermuda company (the "Company"),
with the United States Securities and Exchange
Commission (the "SEC"), any national securities
exchanges and the Company, as considered necessary or
advisable under Section 16(a) of the Securities
Exchange Act of 1934 and the rules and regulations
promulgated thereunder, as amended from time to time
(the "Exchange Act");
(2)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information on transactions in the Company's
securities from any third party, including brokers,
employee benefit plan administrators and trustees, and
the undersigned hereby authorizes any such person to
release any such information to the undersigned and
approves and ratifies any such release of information;
and
(3)	perform any and all other acts which in the
discretion of such attorneys-in-fact are necessary or
desirable for and on behalf of the undersigned in
connection with the foregoing (including the
preparation, execution and filing with the SEC of an
application on Form ID for access codes to file on
Edgar).
The undersigned acknowledges that:
(1)	this Power of Attorney authorizes, but does not
require, such attorneys-in-fact to act in their
discretion on information provided to such attorneys-
in-fact without independent verification of such
information;
(2)	any documents prepared and/or executed by any
such attorney-in-fact on behalf of the undersigned
pursuant to this Power of Attorney will be in such
form and will contain such information and disclosure
as such attorney-in-fact, in his or her discretion,
deems necessary or desirable;
(3)	neither the Company nor such attorney-in-fact
assumes (i) any liability for the undersigned's
responsibility to comply with the requirements of the
Exchange Act, (ii) any liability of the undersigned
for any failure to comply with such requirements or
(iii) any obligation or liability of the undersigned
for profit disgorgement under Section 16(b) of the
Exchange Act; and
(4)	this Power of Attorney does not relieve the
undersigned from responsibility for compliance with
the undersigned's obligations under the Exchange Act,
including without limitation the reporting
requirements under Section 16 of the Exchange Act.
The undersigned hereby gives and grants the
foregoing attorneys-in-fact full power and authority
to do and perform all and every act and thing
whatsoever requisite, necessary or appropriate to be
done in and about the foregoing matters as fully to
all intents and purposes as the undersigned might or
could do if present, hereby ratifying all that such
attorneys-in-fact of, for an on behalf of he
undersigned, shall lawfully do or cause to be done by
virtue of this Power of Attorney.
This Power of Attorney shall remain in full force
and effect until revoked by the undersigned in a
signed writing delivered to such attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 19th day
of December, 2003
Signature:	/s/ W. Thomas Forrester


Print Name:	W. Thomas Forrester


3
\\axbmfs01\carol.rivers$\SEC Filings\Power of Attorney for Forms 3, 4.DOC